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                                                                Exhibit 10.30

                                PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of April 3, 1996, is entered into by and between BELGRAVE LIMITED, a corporation duly organized and validly existing under the laws of Gibraltar ("Belgrave"), and BROOKE (OVERSEAS) LTD., a corporation duly organized and validly existing under the laws of Delaware ("Brooke").

                               W I T N E S S E T H

WHEREAS, on the date hereof, Brooke has purchased from Belgrave, and Belgrave has sold to Brooke, 84,540 shares of Common Stock (the "Common Stock") of Liggett-Ducat Ltd., a Russian closed joint stock company ("Liggett"), and Brooke has issued to Belgrave a note (the "Brooke Note") to evidence its obligation to pay the purchase price for the Common Stock, all pursuant to a Stock Purchase Agreement;

WHEREAS, on the date hereof, Brooke and Belgrave have entered into a Consulting Agreement pursuant to which Belgrave will provide certain consulting services to Brooke;

WHEREAS, pursuant to the terms of the Stock Purchase Agreement and the Consulting Agreement, Brooke has agreed to transfer and assign, or to cause to be transferred and assigned, certain indebtedness to Belgrave;

WHEREAS, on the date hereof, Belgrave has released to Brooke 16,908 shares of Common Stock which had been pledged to Brooke by Belgrave, and has waived certain rights under a Pledge Agreement dated June 30, 1995 made by Belgrave to Brooke; and

WHEREAS, to secure the payment obligations of Brooke under the Brooke Note and the payment when due of all Consulting Fees (as defined in the Consulting Agreement) payable by Brooke to Belgrave pursuant to the Consulting Agreement, Belgrave has requested that Brooke pledge 67,632 shares of Common Stock (the "Shares") owned by Brooke to it;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the parties hereto hereby agree as follows:


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1.       SECURITY AGREEMENT

1.1      Security Interest in the Collateral

         (a) In order to secure the due and punctual payment (whether at maturity or by acceleration) of any amount that Brooke is obligated to pay under the Brooke Note or the Consulting Agreement, Brooke hereby pledges, assigns, transfers, sets over and delivers to Belgrave and grants for the benefit of Belgrave a security interest in and to all of the following in which Brooke may now or hereafter have any right, title or interest:

                  (i)      the Shares;

                  (ii) all certificates and instruments representing such Shares; and

                  (iii) all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (all of the property described in the foregoing clauses
                           (i)-(iii) is hereinafter referred to as the "Collateral").

         (b) The Shares and all certificates and instruments representing such Shares shall be deposited on the date hereof with Clyde E. Rankin, III of Coudert Brothers, a New York general partnership engaged in the practice of law, located at 1114 Avenue of the Americas, New York, New York 10036, as representative of the parties hereunder (the "Representative"). All securities and other certificated property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for the Shares (collectively with the Shares, the "Property"), shall also be deposited with the Representative when received. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communications received by the Representative, or any dispute or conflicting claims among the parties hereto with respect to the Property held by the Representative hereunder, the Representative may, in its sole discretion, refrain from taking any action other than to retain possession of such Property, unless the Representative receives written instructions signed by all parties hereto, which eliminates such ambiguity or uncertainty or resolves such dispute or conflicting claim. All costs and expenses incurred by the Representative in connection with its activities hereunder shall be the joint and several obligation of the parties hereto.

         (c) The parties hereto agree that, on the date on which Brooke makes a payment of monies under the Brooke Note or the Consulting Agreement to Belgrave, the percentage of the Collateral equal to the percentage obtained by dividing the amount of the payment so made by U.S. $6,500,000 shall be released from the pledge of this Agreement and returned to the possession of Brooke and no longer constitute Collateral under this Agreement, as follows:

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
Payment Date         Payment Amount             Number of Shares to be Released
- ------------         --------------             -------------------------------
6/30/96              $  500,000                    5,411
9/30/96                 700,000                    7,440
12/31/96              1,300,000                    13,526
4/1/98                  500,000(A)                 5,157 minus 500 = 4,657 (B)
10/1/98                 500,000(A)                 5,157 minus 500 = 4,657 (B)
4/1/99                  500,000(A)                 5,157 minus 500 = 4,657 (B)
10/1/99                 500,000(A)                 5,157 minus 500 = 4,657 (B)
1/1/00                    ---                      1,000 (B)
4/1/00                  500,000(A)                 5,157 minus 250 = 4,907 (B)
10/1/00                 500,000(A)                 5,157 minus 250 = 4,907 (B)
4/1/01                  500,000(A)                 5,157 minus 250 = 4,907 (B)
10/1/01                 500,000(A)                 5,156 plus 1,750 = 6,906 (B)

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(A) Although payments required to be made by Brooke from January 1, 1998 to
October 10, 2001 are quarterly, the parties agree to release Shares twice a year as set forth above.

(B) The parties agree that Belgrave shall be entitled to hold, as Collateral to secure the payment by Brooke of interest, if any, on amounts due by it under the Brooke Note or the Consulting Agreement, 500 Shares which would otherwise be released on each of 4/1/98, 10/1/98, 4/1/99 and 10/1/99, and 250 Shares which would otherwise be released on each of 4/1/00, 10/1/00 and 4/1/01; provided, however, that in the event Brooke has made all payments of principal and interest due under the Brooke Note and the Consulting Agreement, 1,000 Shares held as Collateral to secure payment of interest shall be released on January 1, 2000, and 1,750 Shares held as Collateral to secure payment of interest shall be released on October 1, 2001.

;provided, however, that if payment by Brooke under the Brooke Note or the Consulting Agreement is accelerated, the release of the Shares pursuant to this provision shall also be accelerated pro rata to the date of such accelerated payment; and, provided further that, for purposes of releasing the Shares from the pledge of this Agreement, payments made by Brooke under the Brooke Note or the Consulting Agreement shall be applied first to interest and then to principal.

1.2      Voting Rights;  Distributions;  Etc.

         (a) So long as no Event of Default (as defined below) shall have occurred and be continuing:

                  (i) Except as set forth in paragraph (b) below, Brooke shall be solely and exclusively entitled to exercise any and all voting, consensual and other rights and powers relating or pertaining to the Collateral or any part thereof that Brooke may now or hereafter have as the owner of the Shares for any purpose not inconsistent with the terms of this Agreement; and

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                  (ii) Brooke shall be solely and exclusively entitled to
receive and retain dividends and other distributions payable upon the Shares.

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Brooke to exercise the voting, consensual and other rights and powers which Brooke is entitled to exercise pursuant to subparagraph
(i) of paragraph (a) above and to receive the distributions which Brooke is authorized to receive and retain pursuant to subparagraph (ii) of paragraph (a) above shall cease and Belgrave shall have the sole and exclusive right and authority to exercise such voting, consensual and other rights and powers and to receive the dividends and other distributions which Brooke would otherwise be authorized to retain pursuant to such subparagraph (ii) of paragraph (a), and any such dividends and other distributions received by Brooke shall immediately be paid over to Belgrave. Any and all money and other property paid over to or received by Belgrave pursuant to the provisions of this paragraph (b) shall be retained by Belgrave as part of the Collateral and be applied in accordance with the provisions hereof.

2.       REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1      Title to Shares

         Brooke hereby represents and warrants that it owns now or will shortly become owner of good and marketable title to the Shares, free and clear of any liens, charges, encumbrances or security interests of any kind whatsoever, and that the Shares are not subject to any restriction on alienation or transfer, in each case, other than this Agreement. Brooke covenants to defend the right, title and special property of Brooke in and to the Shares against the claims and demands of all persons whatsoever. Brooke hereby represents, warrants and covenants that Brooke is currently, or shall be, the only owner of the Shares and that Brooke does not, and will not have, outstanding rights, options, warrants, conversion rights or other commitments or agreements for the purchase or acquisition of the Shares.

2.2      No Transfer

         Brooke covenants not to sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, any of the Shares, other Collateral or any interest therein, unless (i) it obtains the prior written consent of Belgrave, or (ii) all obligations of Brooke under the Brooke Note and the Consulting Agreement have been paid in full.

2.3      Corporate Organization and Authority

         Brooke represents and warrants that:

         (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own its assets and to transact its business as now conducted, and is in good standing under the laws of those

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jurisdictions in which the business conducted or the assets owned or leased by it makes qualification to do business as a foreign corporation necessary;

         (b) this Agreement has been duly executed and delivered by Brooke and constitutes a legal, valid and binding obligation of Brooke, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity;

         (c) the execution, delivery and performance by Brooke of this Agreement
(i) will not violate any provision of any applicable law applicable to Brooke or to any of its assets, (ii) will not violate any provisions of the Certificate of Incorporation or By-laws of Brooke, and (iii) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien (other than the lien created hereby) on any of the properties, revenues or assets of Brooke pursuant to the provisions of any applicable law, contract, agreement or other undertaking to which Brooke is a party or which purports to be binding upon Brooke or upon any of its assets; and

         (d) no consent or authorization of, or other act by or in respect of, any governmental authority, and no consent of any person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

3.       EVENT OF DEFAULT

         For purposes of this Agreement an "Event of Default" shall exist hereunder upon the occurrence of a payment default under the Brooke Note or the Consulting Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise).

4.       REMEDIES UPON DEFAULT

4.1      Rights under the Uniform Commercial Code

         If any Event of Default shall have occurred and be continuing, Belgrave shall have the right to exercise any and all rights and remedies of a secured party upon default under the Uniform Commercial Code then in effect in the State of New York.

4.2      Sale of the Pledged Collateral

         (a) In addition to the aforesaid rights and remedies under the Uniform Commercial Code, upon the occurrence and during the continuance of an Event of Default, Belgrave may, to the extent permitted by law, sell the Collateral, or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future

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delivery, as Belgrave shall deem appropriate. Belgrave shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Belgrave shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely and free from any claim or right on the part of Brooke. At any such sale Belgrave may bid for or purchase, free from any right of redemption on the part of Brooke (all said rights being also hereby waived and released), all or any part of the Collateral offered for sale, and Belgrave may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability therefor.

         (b) Belgrave shall give Brooke at least ten (10) days' written notice of the intention of Belgrave to make any such public or private sale or sale at any broker's board or on any securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.

         (c) Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Belgrave may fix in the notice of such sale.

         (d) At any such public or private sale, the Collateral or part thereof to be sold may be sold in one lot as an entirety or in separate parcels, as Belgrave may in its sole discretion determine.

         (e) Belgrave shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Belgrave may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may without further notice be made at the time and place to which the same shall have been so adjourned.

         (f) As an alternative to exercising its rights under the Uniform Commercial Code or the power of sale herein conferred upon it, Belgrave may proceed by a suit or suits at law or in equity to foreclose on and to sell the Collateral or any portion thereof pursuant to a judgment decree of a court or courts of competent jurisdiction.

4.3      Application of Proceeds of Sale and Other Cash Received

         The proceeds of sale of Collateral sold pursuant to Section 4.2 and cash constituting Collateral received under Section 1.3(b) shall be applied by Belgrave as follows:

         FIRST: to the payment of the costs and expenses of such sale, including the out-of- pocket expenses of Belgrave and the fees and out-of-pocket expenses of legal advisers employed

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by Belgrave in connection therewith, and to the payment of all advances made by
Belgrave hereunder and the payment of all costs and expenses incurred by Belgrave in connection with the administration and enforcement of this Agreement;

         SECOND: to the payment in full of the Brooke Note, and default interest thereon, if any, and the Consulting Fees due or to become due under the Consulting Ageement, plus interest thereon at the rates prescribed therein, if any; and

         THIRD: the balance (if any) of such proceeds to Brooke, the successors or assigns of Brooke, or as a court of competent jurisdiction may direct.

4.4      Remedies Not Exclusive and Cumulative

         The remedies upon default available to Belgrave pursuant to this
Article 4 are not exclusive and Belgrave may pursue more than one of such remedies at the same time.

5.       OTHER PROVISIONS

5.1      Termination

         The security interest created by this Agreement shall terminate on or after the date when any and all amounts due and payable by Brooke under the Brooke Note and the Consulting Agreement shall be paid in full, at which time Belgrave shall reassign and redeliver, or cause to be reassigned or redelivered, without recourse to or warranty by Belgrave and at the expense of Brooke and together with appropriate instruments of reassignment and release, to Brooke, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Belgrave pursuant to the terms hereof and not theretofore reassigned and redelivered to Brooke or such person or persons as Brooke may have designated, which Collateral (if any) shall not have been encumbered by Belgrave.

5.2      Further Assurances

         Brooke agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments as Belgrave may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm onto Belgrave its rights, powers and remedies hereunder.

5.3      Certain Waivers, etc.

         (a) No delay on the part of Belgrave in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Brooke with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the right of Belgrave to take any action or to exercise any power of sale, lien, option or any other right under this Agreement or otherwise, nor shall any single or

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partial exercise thereof, or the exercise of any power, lien, option or any other right under this Agreement, or otherwise, preclude any other or further exercise thereof all without notice or demand, nor shall any of the same prejudice Belgrave's rights against Brooke in any respect.

         (b) Each and every remedy of Belgrave shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         (c) Belgrave shall have no duty or obligation to satisfy the indebtedness secured hereby out of any other property, or pursuant to any other pledge, undertaking or security relating to such indebtedness and may realize on the Collateral and/or any other security available to it in such order or concurrently as it may see fit and Belgrave will not be required to take any recourse against Brooke or any other person or persons before realizing on the Collateral.

5.4      Expenses

         Brooke shall pay Belgrave on a full indemnity basis all reasonable costs and expenses (a) incurred by Belgrave in realizing upon any of the Collateral and (b) paid or incurred by Belgrave in enforcing or attempting to enforce its rights hereunder, which costs and expenses shall include the fees and expenses of legal advisers and counsel to Belgrave. The obligation of Brooke hereunder to make such payments to Belgrave shall constitute obligations secured by the Collateral.

5.5      Entire Agreement;  Amendment

         This Agreement, the Brooke Note, the Consulting Agreement and the documents referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. This Agreement may be amended but only by an instrument in writing signed by the party or parties to be bound or burdened by such amendment.

5.6      Assignment, Successors and Assigns

         No assignment of this Agreement or any right or obligation hereunder whatsoever shall be made by Belgrave or Brooke.

5.7      Applicable Law

         The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to New York's conflict of laws rules.

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5.8      Jurisdiction

         Brooke and Belgrave agree that any legal action or proceedings arising out of or in connection with this Agreement may be brought in any court of the State of New York located in New York City or any Federal court of the United States of America located in New York, New York, and, by execution and delivery of this Agreement, Brooke and Belgrave hereby submit to and accept with regard to any such action or proceeding, each for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and waives any objection which it may now or hereafter have to any such court as the venue for any such proceeding on the ground that it may constitute any inconvenient forum. The agreement set forth in this Section 5.9 is given solely for the benefit of the parties hereto and such agreement is not intended to and shall not inure to the benefit of any other person.

5.9      Notices

         Any notice, communication or demand to be given or made by or to Belgrave or Brooke pursuant to this Agreement shall be in writing and shall be
(i) personally delivered, (ii) transmitted by postage prepaid registered mail, with return receipt requested (airmail if international) or (iii) transmitted by telecopy (confirmed by prepaid registered air mail letter) addressed and sent to Brooke, at:

                           Brooke (Overseas) Ltd.
                           100 S.E. Second Street
                           Miami, Florida 33131
                           U.S.A.
                           Telecopier:      (305) 579-8001
                           Attention:       Marc Bell, Esq.
                                            General Counsel

and to Belgrave at:

                           Belgrave Limited
                           17 Paseo Illetas
                           Palma de Mallorca
                           Spain

                           Telecopier:  011-34-71-400065
                           Attention:  Mr. Eduard Z. Nakhamkin

or to such other address and telecopy number as either Belgrave or Brooke respectively may notify to each other. Any such notice, communication or demand shall be effective on (x) the date of receipt if delivered personally, (y) the date of receipt or the date seventy-two (72) hours after the same was posted, whichever is earlier, if transmitted by mail, or (z) the date of transmission with confirmed answerback, if transmitted by telecopy, whichever shall first occur.

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5.10     Invalidity

         Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting or impairing the remaining provisions of this Agreement which shall remain in full force and effect. In the event that any such applicable law may be waived, it is hereby waived by the parties hereto to the fullest extent permitted by law to the end that this Agreement shall be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any provision of this Agreement or of any document executed pursuant hereto shall be deemed to be invalid or become invalid, the parties hereto shall substitute for such invalid provision a new provision which serves the purpose of the invalid provision to the best possible extent.

5.11     Headings and Counterparts

         The headings of this Agreement are for the purpose of reference only, and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties thereto shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


BROOKE (OVERSEAS) LTD.                          BELGRAVE LIMITED

By /s/ Ronald J. Bernstein                      By /s/ Eduard Z. Nakhamkin
   --------------------------                      ---------------------------
    Name: Ronald J. Bernstein                       Name: Eduard Z. Nakhamkin
    Title: President                                Title: President


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